Exhibit 99.1

RESOLUTE ENERGY CORPORATION

ANNOUNCES CLOSING OF POWDER RIVER BASIN SALE AND REDETERMINATION OF ITS BORROWING BASE

Denver, Colorado – October 8, 2015 – Resolute Energy Corporation (“Resolute” or the “Company”) (NYSE: REN) announced today that it has closed the sale of its Hilight Field assets in the Powder River Basin to a private party for a purchase price of $55 million.  The transaction has an effective date of July 1, 2015.  The net proceeds of the sale have been used to pay down amounts outstanding under the Company’s revolving credit facility.

Resolute also announced today the completion of its fall borrowing base redetermination under the Company’s revolving credit facility.  Reflecting a reduction of $15 million attributable to the Powder River Basin assets sold, the borrowing base was set at $165 million.  As of September 30, 2015, the Company had $140 million outstanding under its revolving credit facility.  Pro forma for paydown of debt with the net proceeds from the Powder River Basin sale, amounts outstanding under the credit facility were approximately $85 million, providing the Company with approximately $80 million of availability under its revolving credit facility.

Nicholas J. Sutton, Resolute’s Chairman and Chief Executive Officer said: “With the closing of the Powder River Basin asset sale, we now have completed nearly $100 million of asset sales in 2015, significantly reducing leverage and strengthening the Company’s balance sheet. The Powder River Basin asset sale, combined with the $165 million borrowing base approved by our lending syndicate, solidifies our liquidity position and allows us to turn our full attention to capitalizing on the opportunities in our high quality asset portfolio.”

Petrie Partners, LLC acted as financial advisor to Resolute on the Powder River Basin transaction.

Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” “upon,” and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release.  Actual results may differ materially from those contained in the forward-looking statements in this press release.  Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  You are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2014 and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations.  All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids focused, long-lived onshore U.S. opportunities.  Resolute’s producing properties are located in the Paradox Basin in Utah and the Permian Basin in Texas and New Mexico.  The Company also owns exploration properties in the Permian Basin of Texas and the Big Horn Basin of Wyoming.

Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com